                                                                     EXHIBIT 4.1



                      SECOND AMENDMENT TO CREDIT AGREEMENT


               SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of May 31, 2002, among AMERISTAR CASINOS, INC., a Nevada corporation (the "Borrower"), the various lenders party to the Credit Agreement referred to below (the "Lenders") and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Administrative Agent (all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement as defined below).


                              W I T N E S S E T H:


               WHEREAS, the Borrower, the Lenders, the Administrative Agent and the other agents party thereto are party to a Credit Agreement, dated as of December 20, 2000 as amended, modified or supplemented to, but not including, the date hereof (the "Credit Agreement");

               WHEREAS, the Borrower has requested that the Lenders agree to certain amendments to the Credit Agreement; and

               WHEREAS, the Borrower and the Lenders wish to amend the Credit Agreement as provided herein;

               NOW, THEREFORE, it is agreed:

I.      Amendments

               1. Section 1.01(c) of the Credit Agreement is hereby amended by adding the following sentences at the end thereof:

               "On the Second Amendment Effective Date all outstanding C Term Loans shall be converted into B Term Loans and shall for all purposes of this Agreement and all other Credit Documents be deemed to be B Term Loans. Each Borrowing of C Term Loans outstanding on the Second Amendment Effective Date shall be combined with the Borrowing of B Term Loans outstanding on the Second Amendment Effective Date which has an Interest Period which begins and ends on the same days as the Interest Period applicable to such Borrowing of C Term Loans. On and after the Second Amendment Effective Date, each Lender which holds a C Term Note shall be entitled to surrender such C Term Note to the Borrower against delivery of a B Term Note completed in conformity with Section 1.05; provided that if such C Term Note is no so surrendered then from and after the Second Amendment Effective Date it will be deemed to evidence the B Term Loans into which the C Term Loans theretofore evidenced by such C Term Note have been converted."

               2. Section 1.05 of the Credit Agreement is hereby amended by including the following new sub-clause (j):

               "(j) In addition to the foregoing, the Borrower's obligations to pay the principal of, and interest on, the Incremental Term Loans of a New Tranche made by each Lender shall, if requested by such Lender, be evidenced by a promissory note duly executed and delivered by the Borrower in substantially the form of Exhibit B-7 with blanks appropriately completed in conformity herewith (each an "Incremental Term Note" and collectively the "Incremental Term Notes"). The Incremental Term Note issued to each Lender with an Incremental Term Loan Commitment or with outstanding Incremental Term Loans shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the sum of the Incremental Term Loans made by such Lender on the respective Incremental Term Loan Borrowing Date (or, if issued after such Incremental Term Loan Borrowing Date be in a stated principal amount equal to the outstanding Incremental Term Loans of such Lender on the date of issuance thereof), (iv) mature on the respective Incremental Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02(A), and (vii) be entitled to the benefits of this Agreement and the other Credit Documents."

               3. Section 1.14(a) of the Credit Agreement is hereby amended by:

               (a) deleting the amount "$50,000,000" set forth in clause (iv) thereof and inserting in lieu thereof the following phrase:

                      "(x) with respect to Incremental Commitments which increase the Total Revolving Loan Commitments or the A Term Loan Tranche, $50,000,000 and (y) in addition, with respect to other Incremental Commitments, $150,000,000;";

               (b) deleting the "and" at the end of clause (viii) thereof and renumbering clause (ix) as clause (xi); and

               (c) adding the following new clauses thereto:

                      "(ix) no Incremental Term Loan may be incurred unless the Borrower will be in compliance with the Adjusted Senior Leverage Ratio on a Pro Forma Basis after giving effect to the incurrence of such Incremental Term Loan and the application of the proceeds thereof,

                      (x) if Incremental Term Loans incurred pursuant to an Incremental Term Loan Commitment are under a New Tranche, the Applicable Margin for such New Tranche of Incremental Term Loans, the Incremental Term Loan Maturity Date for such New Tranche and the Scheduled Repayments for such New Tranche and the other terms of such New Tranche shall be set forth in the related Incremental Commitment Agreement and shall be satisfactory in all respects to the Administrative Agent, and".

               4. Section 1.14(b) of the Credit Agreement is hereby amended by:

               (a) deleting the phrase "Senior Subordinated Financing Documents and Permanent Senior Subordinated Notes Documents" set forth in clause
        (iv) thereof and inserting the term "Subordinated Notes Documents" in lieu thereof; and

               (b) renumbering clause (v) thereof as clause (vi) and inserting a new clause (v) which shall read as follows:

                      "(v) the Administrative Agent shall have received evidence satisfactory to it that the additional Obligations to be incurred pursuant to the Incremental Commitments are permitted by the terms of the outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, the High Yield Securities Documents;"

               5. Section 3.01(a) of the Credit Agreement is hereby amended by deleting the reference to "1/2 of 1%" set forth therein and inserting a reference to "the Applicable Revolving Loan Commitment Commission Percentage" in lieu thereof.

               6. Section 4.01 of the Credit Agreement is hereby amended by deleting clause (vi) thereof in its entirety and inserting in lieu thereof the following:

                      "(vi) subject to Section 4.02(B) each voluntary prepayment of Term Loans made pursuant to this Section 4.01 shall be applied to each Tranche of Term Loans on a pro rata basis (based upon the then outstanding principal amount of the A Term Loans, B Term Loans, and, if applicable, RTL Loans and Incremental Term Loans of a New Tranche)".

               7. Section 4.02(A)(c) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                      "(c) In addition to any other mandatory repayments or
               commitment reductions pursuant to this Section 4.02(A), on each date set forth below, the Borrower shall be required to repay B Term Loans, to the extent then outstanding, in an amount equal to the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections
               4.01 and 4.02(A)(k) or increased pursuant to the proviso to this clause (c), a "B Term Loan Scheduled Repayment"):

                     Scheduled Repayment Date                           Amount
                     ------------------------                           ------
                     Quarterly Payment Date in June, 2002            $   487,244
                     Quarterly Payment Date in September, 2002       $   487,244
                     Quarterly Payment Date in December, 2002        $   487,244
                     Quarterly Payment Date in March, 2003           $   487,244
                     Quarterly Payment Date in June, 2003            $   487,244
                     Quarterly Payment Date in September, 2003       $   487,244
                     Quarterly Payment Date in December, 2003        $   487,244

                     Scheduled Repayment Date                           Amount
                     ------------------------                           ------
                     Quarterly Payment Date in March, 2004           $   487,244
                     Quarterly Payment Date in June, 2004            $   487,244
                     Quarterly Payment Date in September, 2004       $   487,244
                     Quarterly Payment Date in December, 2004        $   487,244
                     Quarterly Payment Date in March, 2005           $   487,244
                     Quarterly Payment Date in June, 2005            $   487,244
                     Quarterly Payment Date in September, 2005       $   487,244
                     Quarterly Payment Date in December, 2005        $   487,244
                     Quarterly Payment Date in March, 2006           $46,288,155
                     Quarterly Payment Date in June, 2006            $46,288,155
                     Quarterly Payment Date in September, 2006       $46,288,155
                     B Term Maturity Date                            $45,690,412

               ; provided that (x) B Term Loans and all other amounts owed hereunder with respect to the B Term Loans shall be paid in full no later than the B Term Maturity Date, and the final installment payable by the Borrower in respect of the B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the B Term Loans and (y) if the aggregate principal amount of the B Term Loans is increased pursuant to Section 1.14, then each B Term Loan Scheduled Repayment to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of the increase in the B Term Loans pursuant to Section 1.14 multiplied by (b) an amount equal to (x) such Scheduled Repayment divided by (y) the aggregate outstanding principal amount of the B Term Loans, in each case, immediately prior to giving effect to the increase in the B Term Loans made pursuant to Section 1.14."

               8. Section 4.02(A)(d) of the Credit Agreement is hereby deleted in its entirety and substituted in lieu thereof is the following:

                      "(d) In addition to any other mandatory repayments or
               commitment reductions pursuant to this Section 4.02(A), the Borrower shall be required to make, with respect to each New Tranche of Incremental Term Loans, to the extent then outstanding, scheduled amortized repayments of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Commitment Agreement (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02, an "Incremental Term Loan Scheduled Repayment"); provided that, if any Incremental Term Loans are incurred which will be added to (and form part of) an existing New Tranche of Incremental Term Loans, then each Scheduled Repayment of such New Tranche to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of the increase in the Incremental Term Loans of such New Tranche pursuant to Section 1.14 multiplied by (b) an amount equal to (x) such Scheduled Repayment divided by (y) the aggregate outstanding principal amount of the Incremental Term Loans of such New Tranche, in each case, immediately prior to giving effect to the increase in Incremental Term Loans of such New Tranche pursuant to Section 1.14."

               9. Section 4.02(A)(e) of the Credit Agreement is hereby amended by deleting the reference to "C Term Loan Scheduled Repayment" and inserting a reference to "Incremental Term Loan Scheduled Repayment" in lieu thereof.

               10. Section 4.02(A)(g) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

               Notwithstanding the foregoing, (x) except as provided in clause
               (y) of this sentence, 100% of the net cash proceeds of the incurrence of Additional High Yield Indebtedness shall be required to be applied as a mandatory prepayment of Term Loans pursuant to this clause (g) and (y) the proceeds of Additional High Yield Indebtedness shall not be required to be applied as a mandatory prepayment of Term Loans pursuant to this clause (g) to the extent that (i) the proceeds of such Additional High Yield Indebtedness are utilized within 60 days after the receipt thereof to fund a Permitted Acquisition or an Investment permitted by Section 9.05(xi), in each case, which is identified at the time of the issuance of such Additional High Yield Indebtedness, (ii) after giving effect to the incurrence of such Additional High Yield Indebtedness and after giving effect to the utilization of the proceeds thereof, the Borrower is in compliance with the Adjusted Leverage Rate on a Pro Forma Basis and (iii) the aggregate amount of such proceeds not applied as a mandatory prepayment of the Term Loans pursuant to this clause
               (y) does not exceed $100,000,000.

               11. Section 4.02(A)(i) of the Credit Agreement is hereby amended by deleting the reference to "75%" set forth therein and inserting a reference to "the Applicable Excess Cash Flow Percentage" in lieu thereof.

               12. Section 4.02(A)(k) of the Credit Agreement is hereby amended by deleting clause (i) thereof in its entirety and inserting in lieu thereof the following:

                      "(i) to each Tranche of Term Loans on a pro rata basis (based upon the then outstanding principal amount of A Term Loans, B Term Loans and, if applicable, RTL Loans and Incremental Term Loans of a New Tranche) provided that proceeds of the first issuance of Additional High Yield Indebtedness to be completed after the Second Amendment Effective Date shall be applied first to A Term Loans and, after all A Term Loans shall have been paid in full, to each other Tranche of Term Loans on a pro rata basis."

               13. Section 4.02(A)(m) of the Credit Agreement is hereby amended by deleting the phrase "Subordinated Bridge Loan or the Permanent Senior Subordinated Notes" appearing therein and inserting the term "High Yield Securities" in lieu thereof.

               14. Section 4.02(B) of the Credit Agreement is hereby deleted in its entirety and inserted in lieu thereof is the following:

               "(B) Waiver of Certain Repayments by Specified Term Lenders. Notwithstanding anything to the contrary contained in this Section 4.01, Section
4.02 or anywhere in this Agreement (including, without limitation, in Section 13.12) the Lenders with outstanding Specified Term Loans shall have the option to waive (x) a voluntary prepayment of such Loans pursuant to Section 4.01 or
(y) a mandatory repayment of such Loans pursuant to Section 4.02(A)(g) (except for a prepayment from the Permanent Senior Subordinated Notes Prepayment Amount), (h), (i) and/or (j) (each such repayment, a "Waivable Repayment") upon the terms and provisions set forth in this Section 4.02(B). The Borrower shall give to the Administrative Agent written notice of its intention to make a Waivable Repayment at least five Business Days prior to such repayment, which notice the Administrative Agent shall promptly forward to all Specified Term Lenders (indicating in such notice the amount of such repayment to be applied to each such Lender's outstanding Specified Term Loans). In the event such Specified Term Lender desires to waive such Specified Term Lender's right to receive any such Waivable Repayment in whole or in part, such Lender shall so advise the Administrative Agent no later than the close of business two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Specified Term Lender desires to receive in respect of such repayment. If any Specified Term Lender does not reply to the Administrative Agent within two Business Days, it will be deemed not to have waived any part of such repayment. If any Specified Term Lender does not specify an amount it wishes to receive, it will be deemed to have accepted 100% of the total payment. In the event that any such Specified Term Lender waives all or part of such right to receive any such Waivable Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Specified Term Lender to the A Term Loans in accordance with Section 4.02(A)(k) and (l). If the Specified Term Lenders have the right to waive a voluntary prepayment or mandatory repayment, pursuant to this Section 4.02(B), the amount of the respective Waivable Repayment shall be deposited with the Administrative Agent on the date the voluntary prepayment or mandatory repayment, as the case may be, would otherwise be required pursuant to the relevant provisions of Section 4.01 or
Section 4.02(A)(g), (h), (i) and/or (j), as the case may be (and held by the Administrative Agent as cash collateral for the Specified Term Loans and, but only to the extent Specified Term Lenders waive their right to receive their share of the Waivable Repayment, for the benefit of the A Term Loans, in a cash collateral account which shall permit the investment thereof in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations), and the respective voluntary prepayment or mandatory repayment, as the case may be, shall not be required to be made until the eighth Business Day occurring after the date the respective voluntary prepayment or mandatory repayment, as the case may be, would otherwise have been required to be made pursuant to any such Section (and with interest continuing to accrue on such Loans during such period at the rate otherwise provided for herein with respect to such Loans). Notwithstanding the foregoing, in no event shall the amount of a Waivable Repayment exceed the aggregate principal amount of A Term Loans will be outstanding after Lenders with outstanding A Term Loans receive their respective shares of voluntary prepayments or mandatory repayments, as the case may be, pursuant to Section 4.01 or 4.02(A)(k), as the case may be (i.e., before giving effect to any application of such Waivable Repayment to A Term Loans pursuant to this Section 4.02(B))."

               15. Section 7.25 of the Credit Agreement is hereby amended by deleting the term "Permanent Senior Subordinated Notes" set forth therein and inserting the term "Subordinated Notes Documents" in lieu thereof.

               16. Section 7 of the Credit Agreement is hereby amended by inserting the following new Section 7.26 at the end thereof:

               "7.26 Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc. Schedule XIII attached hereto contains the exact legal name of the Borrower and each Subsidiary Guarantor, the type of organization of the Borrower and each Subsidiary Guarantor, whether or not the Borrower and each Subsidiary Guarantor is a registered organization, the jurisdiction of organization of the Borrower and each Subsidiary Guarantor, the Borrower and each Subsidiary Guarantor's location (for purposes of Section 9-307 of the UCC) and the organizational identification number (if any) of the Borrower and each Subsidiary Guarantor. To the extent that the Borrower or any Subsidiary Guarantor does not have an organizational identification number on the date hereof and later obtains one, the Borrower or such Subsidiary Guarantor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect."

               17. Section 8.12 of the Credit Agreement is hereby amended by deleting the reference to "$25,000,000" in clause 8.12(a)(v) thereof and inserting "$50,000,000" in lieu thereof.

               18. Section 8 of the Credit Agreement is hereby further amended by inserting the following new Section 8.15 at the end thereof:

               "8.15 Change of Legal Names; Type of Organization (and Whether a Registered Organization; Jurisdiction of Organization etc. Neither the Borrower nor any Subsidiary Guarantor shall change its legal name, its type of organization, its status as a registered organization (in the case of a registered organization), its jurisdiction of organization, its location (for purposes of Section 9-307 of the UCC), or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Security Documents and so long as same do not involve (x) a registered organization ceasing to constitute same or
        (y) the Borrower or any Subsidiary Guarantor changing its jurisdiction of organization or location from the United States or a State thereof to a jurisdiction of organization or location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of each change to the information listed on Schedule XIII (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to

        Schedule XIII which shall correct all information contained therein for the Borrower or the respective Subsidiary Guarantor, and (ii) in connection with such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect."

               19. Section 9.03 of the Credit Agreement is hereby amended by (x) deleting the "and" at the end of clause (i) thereof, (y) deleting the period at the end of clause (ii) thereof and inserting "; and" in lieu thereof and (z) inserting the following new clause (iii) at the end thereof:

               "(iii) the Borrower may repurchase, redeem or otherwise acquire for value of any capital stock or options to acquire capital stock of the Borrower so long as (x) the aggregate amount paid in respect of all such repurchases, redemptions and acquisitions shall not exceed the lesser of (I) $25,000,000 and (II) $100,000,000 less the aggregate amount paid to repurchase or redeem High Yield Securities pursuant to
        Section 9.13(iii) and (y) at the time of any such repurchase, redemption or acquisition (A) no Default or Event of Default exists or results therefrom, (B) the Borrower is in compliance with the Adjusted Leverage Ratio on a Pro Forma Basis as if such respective repurchase, redemption or other acquisition had occurred on the first day of the Calculation Period and (C) the Total Unutilized Revolving Loan Commitment is not less than $25,000,000 after giving effect to such repurchase, redemption or other acquisition."

               20. Section 9.04(iv) of the Credit Agreement is hereby amended by deleting the amount "$15,000,000" set forth therein and inserting the amount "$25,000,000" in lieu thereof.

               21. Section 9.04(vi) of the Credit Agreement is hereby amended to read in its entirety as follows:

               "(vi) Indebtedness of the Borrower and guaranties (which guaranties shall be subordinated if, and to the same extent, that the primary obligations are subordinated) thereof by the Subsidiary Guarantors, under (x) the Permanent Senior Subordinated Notes and the other Permanent Senior Subordinated Notes Documents, provided that the aggregate principal amount thereof shall not exceed $380,000,000 at any one time outstanding less the aggregate principal amount of Permanent Senior Subordinated Notes redeemed or purchased by the Borrower pursuant to Section 9.13(iii) and (y) the Additional High Yield Indebtedness, provided that (a) no Default or Event of Default exists at the time of the incurrence thereof, (b) the calculations are made by the Borrower of compliance with the covenants contained in Section 9.08, 9.09, 9.10,
        9.11 and 9.12 on a Pro Forma Basis as if the Additional High Yield Indebtedness was incurred on the first day of the relevant Calculation Period and (c) the aggregate principal amount of Additional High Yield Indebtedness incurred pursuant to this sub-clause (y) shall not exceed $250,000,000;"

               22. Section 9.04(xii) of the Credit Agreement is hereby amended by deleting the amount "$5,000,000" set forth therein and inserting the amount "$10,000,000" in lieu thereof.

               23. Section 9.07(a) of the Credit Agreement is hereby deleted in its entirety and substituted in lieu thereof is the following:

               "(a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures (including Maintenance Capital Expenditures required to be made pursuant to Section 8.14), except that the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures (including Maintenance Capital Expenditures required to be made pursuant to Section 8.14) made under this Section 9.07(a) does not exceed (i) during the period from the Initial Borrowing Date to and including December 31, 2001, $26,000,000 and (ii) for each fiscal year thereafter an amount up to 7% of Consolidated Revenues for such fiscal year."

               24. Section 9.07(b) of the Credit Agreement is hereby deleted in its entirety and substituted in lieu thereof is the following:

                      "(b) In addition to Capital Expenditures permitted
               pursuant to clause (a) above, the Borrower and its Subsidiaries may make Capital Expenditures in connection with (i) the Facilities Expansion provided that the aggregate amount thereof made pursuant to this Section 9.07(b) shall not exceed $180,000,000, (ii) the construction of covered parking at the Kansas City facility, provided that the aggregate amount thereof made pursuant to this Section 9.07(b) shall not exceed $24,000,000, (iii) the renovation of the Council Bluffs facility, provided that the aggregate amount thereof made pursuant to this
               Section 9.07(b) shall not exceed $8,000,000, (iv) the renovation of the Vicksburg facility provided that the aggregate amount thereof made pursuant to this Section 9.07(b) shall not exceed $9,500,000 and (v) renovation projects at the Kansas City facility, provided that the aggregate amount thereof made pursuant to this Section 9.07(b) shall not exceed $25,000,000."

               25. Section 9.12 of the Credit Agreement is hereby deleted in its entirety and substituted in lieu thereof is the following:

                      "Minimum Consolidated Tangible Net Worth. The Borrower
               will not permit Consolidated Tangible Net Worth at any time to be less than an amount equal to the sum of (w) $23,000,000 plus (x) the sum of 50% of Consolidated Net Income, if positive, for each prior fiscal year of the Borrower, if any, ending after December 31, 2000 plus (y) the amount by which Consolidated Tangible Net Worth is increased by the proceeds of any capital stock issued, or capital contributions made, after the Initial Borrowing Date less (z) the amounts paid by the Borrower to repurchase, redeem or otherwise acquire its capital stock or options or warrants to acquire capital stock pursuant to Section 9.03(iii) after the Second Amendment Effective Date."

               26. Section 9.13 of the Credit Agreement is hereby amended by (x) deleting the phrase "Senior Subordinated Financing Document, any Permanent Senior Subordinated Notes Document" set forth in clause (ii) thereof and inserting a reference to "High Yield Securities Document" in lieu thereof, (y) deleting each reference to "Bridge Subordinated Loans or Permanent Senior Subordinated Notes" and the phrase ", as the case may be" where it appears after such phrase set forth in clause (ii) thereof and inserting a reference to "High Yield Securities" in lieu thereof, and (z) deleting clause (iii) set forth therein and inserting the following new clause
(iii) in lieu thereof:

                      "(iii) make (or give any notice in respect thereof) any
               voluntary or optional payment or prepayment on or voluntary or optional redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto monies or securities before due for the purpose of paying when due) of, any High Yield Securities, provided that the Borrower may redeem or repurchase High Yield Securities so long as (w) the aggregate amount paid in respect of all such redemptions or repurchases does not exceed $25,000,000 in any single fiscal year, (x) the aggregate amount paid in respect of all such redemptions or repurchases does not exceed $100,000,000 less the sum of any amount paid to repurchase, redeem or otherwise acquire its capital stock or options or warrants to acquire its capital stock pursuant to Section 9.03(iii), (y) at the time of such redemption or repurchase (A) no Default or Event of Default exists or would result therefrom, (B) the Borrower is in compliance with the Adjusted Leverage Ratio on a Pro Forma Basis as if the respective repayment had occurred on the first day of the Calculation Period and (C) the Total Unutilized Revolving Loan Commitment is not less than $25,000,000 after giving effect to such repurchase and (z) all High Yield Securities redeemed or repurchased pursuant to this clause (iii) shall be promptly returned to the trustee under the respective indenture for cancellation and may not be reissued."

               27. Section 9.18 of the Credit Agreement is hereby amended by deleting the defined term "Permanent Senior Subordinated Notes Document" set forth therein and inserting the defined term "Subordinated Notes Document" in lieu thereof.

               28. The definition of "Applicable Margin" set forth in Section 11 of the Credit Agreement is hereby deleted in its entirety and substituted in lieu thereof is the following:

                      "Applicable Margin" and "Applicable Revolving Loan
               Commission Percentage" shall mean: (a) with respect to A Term Loans, RTL Loans, Revolving Loans and Swingline Loans or Revolving Loan Commitment Commission, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type of A Term Loans, RTL Loans, Revolving Loans or Swingline Loans, or Revolving Loan Commitment Commission Percentage, as the case may be, and opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4, Level 5, Level 6, Level 7 or Level 8, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown on the respective officer's certificate delivered pursuant to Section 8.01(f) or the first proviso below):

                                A Term Loans,
                                  RTL Loans,
                               Revolving Loans                A Term Loans, RTL
                                and Swingline                     Loans and         Applicable Revolving
                                    Loans                      Revolving Loans        Loan Commitment
                                maintained as    Applicable     maintained as            Commission
  Level      Leverage Ratio    Base Rate Loans     Margin      Eurodollar Loans          Percentage
  -----      --------------    ---------------   ----------   -----------------     --------------------
    1       Less than or               0.25%                         1.25%                  0.375%
            equal to
            1.00:1.00

    2       Greater than               0.50%                         1.50%                  0.375%
            1.00:1.00 but
            less than or
            equal to
            2.00:1.00

    3       Greater than               0.75%                         1.75%                  0.375%
            2.00:1.00 but
            less than or
            equal to
            2.50:1.00

    4       Greater than               1.00%                         2.00%                  0.375%
            2.50:1.00 but
            less than or
            equal to
            3.00:1.00

    5       Greater than               1.25%                         2.25%                  0.50%
            3.00:1.00 but
            less than or
            equal to
            3.50:1.00

    6       Greater than               1.50%                         2.50%                  0.50%
            3.50:1.00 but
            less than or
            equal to
            3.75:1.00

    7       Greater than               1.75%                         2.75%                  0.50%
            3.75:1.00 but
            less than or
            equal to
            4.25:1.00

    8       Greater than               2.00%                         3.00%                  0.50%
            4.25:1.00

               ; provided, however, that (x) if the Borrower fails to deliver the financial statements required to be delivered pursuant to
               Section 8.01(b) or (c) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(f) showing the applicable Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 8 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 8 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, the Applicable Margin and Applicable Revolving Loan Commitment Commission Percentage, if any, shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate) and (y) unless the Majority Grid Lenders otherwise agree, Level 8 pricing shall apply at any time when any Default under Section 10.01 is in existence or any Event of Default is in existence;

                      (b) with respect to B Term Loans maintained as (i) Base
               Rate Loans, a percentage per annum equal to 2.00% and (ii) Eurodollar Loans, a percentage per annum equal to 3.00%, provided that (x) from and after each Start Date to and including the corresponding End Date if the Leverage Ratio achieved on the applicable Test Date for such Start Date is less than 3.50:1.00, the Applicable Margin for B Term Loans shall be a percentage per annum equal to (A) 1.50% for the Base Rate Loans and (B) 2.50% for Eurodollar Loans, and (y) unless clause (x) of this proviso is otherwise applicable, from and after the date on which the Borrower delivers to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying that the Rating Threshold is satisfied until the first date thereafter on which the Rating Threshold ceases to be satisfied, the Applicable Margin for B Term Loans shall be a percentage per annum equal to
               (A) 1.75% for Base Rate Loans and (B) 2.75% for Eurodollar Loans; and

                      (c) with respect to each New Tranche of Incremental Term
               Loans, the Applicable Margins shall be that percentage set forth in, or calculated in accordance with, Section 1.14 and the relevant Incremental Commitment Agreement (or, in the case of any New Tranche of Incremental Term Loans extended pursuant to more than one Incremental Commitment Agreement, as may be provided in the first Incremental Commitment Agreement executed and delivered with respect to such New Tranche)."

               29. The definition "Available Investment Basket Amount" contained in Section 11 of the Credit Agreement is hereby amended by deleting the amount "$7,500,000" set forth therein and inserting the amount "$50,000,000" in lieu thereof.

               30. The definition "Capital Expenditures" contained in Section 11 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

                      "Notwithstanding the foregoing, Capital Expenditures shall not include capitalized interest."

               31. The definition "Change of Control" contained in Section 11 of the Credit Agreement is hereby deleted in its entirety and substituted in lieu thereof is the following:

                      "Change of Control" shall mean (i) that the Neilsen Family
               Group shall fail to own or control more than 35% of the Voting Stock of the Borrower or (ii) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, together with any Affiliates thereof (other than the Neilsen Family

               Group) shall become the beneficial owner, directly or indirectly, of shares representing a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the Borrower at such time than is beneficially owned by the Neilsen Family Group or (iii) the replacement of a majority of the Board of Directors of the Borrower over a two-year period from the directors who constituted the Board of Directors of the Borrower at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Borrower then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved, or
               (iv)a "change of control" or similar event shall occur as provided in any High Yield Securities Document.

               32. The definition "Excluded Equity Proceeds" contained in
Section 11 of the Credit Agreement is hereby amended by deleting the amount "$2,000,000" set forth in clause (iii) thereof and inserting the amount "$5,000,000" in lieu thereof.

               33. The definition "Incremental Commitment Termination Date" set forth in Section 11 of the Credit Agreement is hereby amended by deleting the date "December 31, 2002" set forth therein and inserting the following phrase in lieu thereof:

                      "(x) with respect to Incremental Commitments which
               increase the Total Revolving Loan Commitments or the A Term Loan Tranche, December 31, 2003 and (y) with respect to all other Incremental Commitments for Incremental Term Loans the fourth anniversary of the Initial Borrowing Date."

               34. The definition "Incremental Term Loan Borrowing Date" set forth in Section 11 of the Credit Agreement is hereby amended by inserting the word "applicable" immediately prior to the term "Incremental Commitment Termination Date".

               35. The definition "Incremental Term Loan Commitment" set forth in Section 11 of the Credit Agreement is hereby amended by deleting the phrase "term Loan Tranche" set forth therein and inserting the phrase "Term Loan Tranche" in lieu thereof.

               36. The definition "Material Subsidiary" contained in Section 11 of the Credit Agreement is hereby amended by deleting the defined term "Permanent Senior Subordinated Notes" appearing therein and inserting the defined term "High Yield Securities" in lieu thereof.

               37. The definition "Maturity Date" set forth in Section 11 of the Credit Agreement is hereby amended by inserting the phrase ", each Incremental Term Loan Maturity Date" immediately after the phrase "the Revolving Loan Maturity Date" set forth in the parenthetical therein.

               38. The definition "Note" set forth in Section 11 of the Credit Agreement is hereby amended by adding the phrase ", each Incremental Term Note" immediately after the phrase "each Revolving Note" set forth therein.

               39. The definition Pro Forma Basis set forth in Section 11 of the Credit Agreement is hereby amended by deleting the reference to "Section 8.12" in clause (y) of the last sentence of such definition and inserting the following references in lieu thereof: "Sections 1.14(a)(ix), 402(A)(g), 8.12, 9.03(iii), 9.04(vi) and 9.13
(iii)".

               40. The definition "Scheduled Repayment" set forth in Section 11 of the Credit Agreement is hereby amended by deleting the phrase "Section 4.02(A)(d)" and inserting the phrase "Section 4.02(A)(e)" in lieu thereof.

               41. The definition "Term Loan" set forth in Section 11 of the Credit Agreement is hereby amended by inserting the phrase ", Incremental Term Loans of a New Tranche" immediately after the phrase "C Term Loans" set forth therein.

               42. The definition "Term Loan Tranche" set forth in Section 11 of the Credit Agreement is hereby amended by inserting the phrase ", a New Tranche" immediately after the phrase "the C Term Loan Tranche" set forth therein.

               43. The definition "Tranche" set forth in Section 11 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

               "In addition, any Incremental Term Loans extended after the Second Amendment Effective Date may be made pursuant to one or more New Tranches which shall be designated pursuant to the respective Incremental Commitment Agreements in accordance with the relevant requirements specified in Section 1.14."

               44. The definitions "Waivable Repayment" "Waivable Mandatory Repayment" and "Waivable Voluntary Prepayment" set forth in Section 11 of the Credit Agreement are hereby deleted in their entirety and substituted in lieu thereof is the following:

               "Waivable Repayment" shall have the meaning provided in Section 4.02(B).

               45. Section 11 of the Credit Agreement is further amended by inserting the following new definitions in the appropriate alphabetical order:

               "Additional High Yield Indebtedness" shall mean any general unsecured Indebtedness for borrowed money incurred by the Borrower (other than the Permanent Senior Subordinated Notes) in an aggregate principal amount not to exceed $250,000,000 at any time outstanding, all of the terms and conditions of which (including, without limitation, the maturity thereof, the interest rate applicable thereto, amortization, defaults, remedies, voting rights, subordination provisions (if any), etc.), and the documentation therefor, shall be reasonably satisfactory to the Administrative Agent, provided that no scheduled principal payments in respect of Additional High Yield Indebtedness shall be required to be made prior to six months after the latest Maturity Date at the time of the incurrence of such Additional High Yield Indebtedness.

               "Additional High Yield Indebtedness Documents" shall mean the indenture(s) issued in connection with the issuance of Additional High Yield Indebtedness and each other agreement, document or instrument relating to the issuance of the Additional High Yield Indebtedness.

               "Adjusted Leverage Ratio" and Adjusted Senior Leverage Ratio" shall mean at any time the maximum Leverage Ratio or Senior Leverage Ratio, as the case may be, for such time set forth in Section 9.08 or
        Section 9.09, as the case may be, reduced by 0.25.

               "Applicable Excess Cash Flow Percentage" shall mean, with respect to any Excess Cash Payment Date, 50%; provided that so long as no Default or Event of Default is then in existence, if on the last day of the relevant Excess Cash Payment Period, the Leverage Ratio for the Test Period then ended (as established pursuant to the officer's certificate delivered (or required to be delivered) pursuant to Section 8.01(f)) is less than 3.50:1.00, then the Applicable Excess Cash Flow Percentage shall instead be 0%.

               "Consolidated Revenues" shall mean, for any period, the revenues (determined before deduction of promotional allowances) of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

               "High Yield Securities" shall mean and include (i) the Permanent Senior Subordinated Notes and (ii) the Additional High Yield Indebtedness.

               "High Yield Securities Documents" shall mean and include (i) the Permanent Subordinated Notes Documents and (ii) the Additional High Yield Indebtedness Documents.

               "Incremental Term Loan Maturity Date" shall mean for any New Tranche, the maturity date set forth for such New Tranche of Incremental Term Loans in the respective Incremental Commitment Agreement relating thereto, provided that the maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

               "Incremental Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.01(A)(d).

               "Incremental Term Notes" shall have the meaning set forth in
        Section 1.05(j).

               "Index Debt" shall mean senior secured indebtedness of the Borrower.

               "New Tranche" shall mean each Tranche of Incremental Term Loans other than A Term Loans or B Term Loans.

               "Ratings Threshold" shall mean that either (i) the rating established by Moody's Investors Service, Inc. for the Index Debt is Ba2 or better or (ii) the rating established by Standard & Poor's Corporation for the Index Debt is BB- or better.

               "Second Amendment" shall mean the Second Amendment to Credit Agreement, dated as of May 31, 2002.

               "Second Amendment Effective Date" shall mean the date the Second Amendment becomes effective in accordance with its terms.

               "Specified Term Lenders" shall mean Lenders holding Specified Term Loans.

               "Specified Term Loans" shall mean B Term Loans and any Incremental Term Loans of a New Tranche to the extent the Incremental Commitment Agreement for such New Tranche provides that the waiver provisions of Section 4.02(B) are applicable.

               "Subordinated Notes Documents" shall mean and include (i) the Permanent Senior Subordinated Notes Documents and (ii) the Additional High Yield Indebtedness Documents related to the issuance of subordinated Additional High Yield Indebtedness, in each case as may be amended, modified, or supplemented pursuant to the terms hereof and thereof.

               46. The Credit Agreement is hereby further amended by (x) adding a new Schedule XIII to the Credit Agreement in the form attached hereto as Annex A, (y) adding a new Exhibit B-7 to the Credit Agreement in the form attached hereto as Annex B and (z) deleting Exhibit O to the Credit Agreement and substituting in lieu thereof a new Exhibit O in the form attached hereto as Annex C.

II.     Acknowledgments

               1. For avoidance of doubt, each Credit Party hereby acknowledges and confirms its due authorization, execution and delivery of all Credit Documents to which it is a party (each Credit Document as amended, modified or supplemented through and including the date hereof), including all instruments, financing statements, agreements, certificates and documents executed and delivered in connection therewith, and hereby ratifies all actions heretofore taken in connection therewith.

               2. Each Credit Party, by its execution and delivery of a copy of this Amendment, hereby consents to the extensions of credit pursuant to the Credit Agreement (including, without limitation, as amended by this Amendment). Each Credit Party further acknowledges and agrees to the provisions of this Amendment and hereby agrees for the benefit of the Lenders that all extensions of credit (including as contemplated by this Amendment) pursuant to the Credit Agreement (including, without limitation, as amended by this Amendment, and as same may be further amended, modified or supplemented from time to time) shall be fully entitled to all benefits of, and shall be fully guaranteed and secured pursuant to and in accordance with the terms of, each of the Credit Documents, as applicable.

III.    Miscellaneous

               1. The Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Second Amendment Effective Date (as defined below) both before and after giving effect to this Amendment and (ii) on the Second Amendment Effective Date, both before and after giving effect to this Amendment, all representations and warranties (other than those representations made as of a specified date) contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects.

               2. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when each of the following conditions have been satisfied:

               (i) the Borrower, each Lender, the Administrative Agent and each Subsidiary Guarantor shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036,
        Attention: May Yip-Daniels (facsimile number 212-354-8113);

               (ii) each Credit Party shall have executed and delivered to the Administrative Agent (x) such financing statements, instruments and other customary ancillary documents to be filed as a matter of record in connection with the granting and perfection or continuation of the Liens and security interests in the Collateral, in the appropriate filing offices, as may be reasonably requested by the Administrative Agent, and
        (y) such other documents as the Administrative Agent deems reasonably necessary or advisable to create in favor of the Collateral Agent, for the benefit of the Lenders a valid and perfected security or continuing interest in and Lien on the proceeds of such Collateral, superior to and prior to the rights of all third Persons and subject to no other Liens (except for Permitted Liens) in each case in form and substance reasonably satisfactory to the Administrative Agent and consistent with customary practice in the applicable jurisdiction; and

               (iii) the Borrower shall have paid to the Administrative Agent and the Lenders all reasonable fees, costs and expenses (including, without limitation, reasonable legal fees and expenses thereof) payable to the Administrative Agent and the Lenders to the extent then due.

        Unless the Administrative Agent has received actual notice from any Lender that the conditions contained above have not been met with satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clauses (ii) and (iii) of the immediately preceding sentence have been met, the Second Amendment Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Second Amendment Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions specified above).

               3. If the Second Amendment Effective Date occurs, the Borrower shall pay each Lender which executed and delivered a counterpart to this Amendment on or prior to 5:00 p.m. (New York time) on June 4, 2002, a non-refundable cash fee (the "Amendment Fee") in an amount equal to 0.25% of the sum of the outstanding principal amount of the Revolving Loan Commitment and RTL Commitment of such Lender and the outstanding Term Loans of such Lender on the Second Amendment Effective Date, which fees shall be paid by the Borrower to the Administrative Agent for distribution to the Lenders not later than the second Business Day following notice from the Administrative Agent that the Second Amendment Effective Date has occurred.

               4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

               5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

               6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                    *   *   *

               IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.



                                   AMERISTAR CASINOS, INC.


                                   By: /s/ Gordon R. Kanofsky
                                      ------------------------------------------
                                      Title:  Executive Vice President





                                   DEUTSCHE BANK COMPANY AMERICAS (f/k/a Bankers
                                      Trust Company), Individually and as
                                      Administrative Agent


                                   By: /s/ Steven P. Lapham
                                      ------------------------------------------
                                      Title: Director

                                   SIGNATURE PAGE TO THE SECOND AMENDMENT DATED
                                   AS OF May 31, 2002, TO THE CREDIT AGREEMENT
                                   DATED AS OF DECEMBER 20, 2000, AMONG
                                   AMERISTAR CASINOS, INC., A NEVADA
                                   CORPORATION, THE VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT REFERRED TO ABOVE, WELLS FARGO BANK, N.A., AS CO-ARRANGER AND SYNDICATION AGENT, BEAR STEARNS CORPORATE LENDING INC., AS DOCUMENTATION AGENT, DEUTSCHE BANK SECURITIES INC., AS LEAD ARRANGER AND SOLE BOOK MANAGER AND DEUTSCHE BANK TRUST COMPANY AMERICAS (F.K.A BANKERS TRUST COMPANY), AS ADMINISTRATIVE AGENT

                                   BEAR STEARNS CORPORATE LENDING INC.

                                   By: /s/ Victor Bulzacchelli
                                      ------------------------------------------
                                      Title: Authorized Agent

                                   BANK OF SCOTLAND

                                   By: /s/ Joseph Fratus
                                      ------------------------------------------
                                      Title: Vice President

                                   THE CIT GROUP/EQUIPMENT FINANCING, INC.

                                   By: /s/ Kate J. Saunders
                                      ------------------------------------------
                                      Title: Senior Credit Analyst

                                   NATIONAL CITY BANK OF INDIANA

                                   By: /s/ Mark A. Minnick
                                      ------------------------------------------
                                      Title: Senior Vice President

                                   U.S. BANK

                                   By: /s/ J. Andrew Backstrom
                                      ------------------------------------------
                                      Title: Vice President

                                   WELLS FARGO

                                   By: /s/ Casey Potter
                                      ------------------------------------------
                                      Title: Vice President

                                   STANWICH LOAN FUNDING LLC

                                   By: /s/ Ann E. Morris
                                      ------------------------------------------
                                      Title: Assistant Vice President

                                   MUIRFIELD TRADING LLC

                                   By: /s/ Ann E. Morris
                                      ------------------------------------------
                                      Title: Assistant Vice President

                                   OLYMPIC FINDTING TRUST, SERIES 1999-1

                                   By: /s/ Ann E. Morris
                                      ------------------------------------------
                                      Title: Authorized Agent

                                   SEQUILS-Cumberland I, Ltd.
                                      By: Deerfield Capital Management LLC
                                           As its Collateral Manager

                                   By: /s/ Matt Stouffer
                                      ------------------------------------------
                                      Title: Vice President

                                   FRANKLIN CLO II, LIMITED

                                   By: /s/ Richard D'Addario
                                      ------------------------------------------
                                      Title: Senior Vice President

                                   HIGHLAND LOAN FUNDING V LTD.
                                      By: Highland Capital Management, L.P.
                                           As Collateral Manager

                                   By: /s/ Louis Koven
                                      ------------------------------------------
                                      Title: Executive Vice President-CFO

                                   ARCHIMEDES FUNDING IV (CAYMAN), LTD.
                                      By: ING Capital Advisors LLC,
                                           as Collateral Manager

                                   By: /s/ Mark M. O'Shaughnessy
                                      ------------------------------------------
                                      Title: Vice President

                                   NEMEAN CLO, LTD.
                                      By: ING Capital Advisors LLC,
                                           as Investment Manager

                                   By: /s/ Mark M. O'Shaughnessy
                                      ------------------------------------------
                                      Title: Vice President

                                   SEQUILS-ING I (HBDGM). LTD.
                                      By: ING Capital Advisors LLC,
                                          as Collateral Manager

                                   By: /s/ Mark M. O'Shaughnessy
                                      ------------------------------------------
                                      Title: Vice President

                                   LONGLAND MASTER TRUST IV
                                      By: Fleet National Bank as trust
                                          Administrator

                                   By: /s/ Darcey Bartel
                                      ------------------------------------------
                                      Title: Vice President

                                   STANDFIELD QUATRRO CLO, LTD.
                                      By: Stanfield Capital Partners LLC
                                           as Collateral Manager

                                   By: /s/ Christopher A. Bondy
                                      ------------------------------------------
                                      Title: Partner

                                   LANDMARK CDO, LTD.

                                   By: /s/ Gilles Marchand
                                      ------------------------------------------
                                      Title: Authorized Signatory

                                   CENTURION CDO II, LTD.
                                      By: American Express Asset Management
                                          Group Inc. as Collateral Manager

                                   By: /s/ Steven B. Staver
                                      ------------------------------------------
                                      Title: Managing Director

                                   SEQUILS-CENTURION V, LTD.
                                      By: American Express Asset Management
                                          Group Inc. as Collateral Manager

                                   By: /s/ Steven B. Staver
                                      ------------------------------------------
                                      Title: Managing Director

                                   AMMC CDO II, LIMITED
                                      By: American Money Management Corp.,
                                           as Collateral Manager

                                   By: /s/ David P. Meyer
                                      ------------------------------------------
                                      Title: Vice President

                                   MAGNETITE ASSET INVESTORS, LLC

                                   By: /s/ M. Williams
                                      ------------------------------------------
                                      Title: Director

                                   MAGNETITE ASSET INVESTORS III, LLC

                                   By: /s/ M. Williams
                                      ------------------------------------------
                                      Title: Director

                                   SENIOR LOAN FUND

                                   By: /s/ M. Williams
                                      ------------------------------------------
                                      Title: Director

                                   BLUE SQUAR FUNDING SERIES 3
                                      By: Deutsche Bank Trust Co. Americas fka
                                      Bankers Trust Company,

                                   By: /s/ Jennifer Bohannon
                                      ------------------------------------------
                                      Title: Assistant Vice President

                                   CARLYLE HIGH YIELD PARTNERS II, LTD.

                                   By: /s/ Linda Pace
                                      ------------------------------------------
                                      Title: Principal

                                   CARLYLE HIGH YIELD PARTNERS III, LTD.

                                   By: /s/ Linda Pace
                                      ------------------------------------------
                                      Title: Principal

                                   SIERRA CLO I

                                   By: /s/ John M. Casparian
                                      ------------------------------------------
                                      Title: Chief Operating Officer
                                            Centre Pacific LLC, Manager

                                   ROSEMONT CLO, LTD.
                                      By: Deerfield Capital Management LLC
                                           As its Collateral Manager

                                   By: /s/ Matt Stouffer
                                      ------------------------------------------
                                      Title: Vice President

                                   FIDELITY ADVISOR SERIES II:
                                      FIDELITY ADVISOR FLOATING RATE HIGH INCOME

                                   By: /s/ John H. Costello
                                      ------------------------------------------
                                      Title: Assistant Treasurer

                                   FRANKLIN CLO I, LIMITED

                                   By: /s/ Richard D'Addario
                                      ------------------------------------------
                                      Title: Senior Vice President

                                   FRANKLIN FLOATING RATE MASTER SERIES

                                   By: /s/ Richard D'Addario
                                      ------------------------------------------
                                      Title: Senior Vice President

                                   FRANKLIN FLOATING RATE TRUST

                                   By: /s/ Richard D'Addario
                                      ------------------------------------------
                                      Title: Senior Vice President

                                   HELLER FINANCIAL, INC.

                                   By: /s/ Richard D'Addario
                                      ------------------------------------------
                                      Title: Senior Vice President

                                   SRV-HIGHLAND, INC.

                                   By: /s/ Ann E. Morris
                                      ------------------------------------------
                                      Title: Assistant Vice President

                                   EMERALD ORCHARD LIMITED

                                   By: /s/ Susan K. Strong
                                      ------------------------------------------
                                      Title: Attorney in Fact

                                   ELF FUNDING TRUST I
                                      By: Highland Capital Management, L.P.
                                           As Collateral Manager

                                   By: /s/ Louis Koven
                                      ------------------------------------------
                                      Title: Executive Vice President-CFO

                                   GLENEAGLES TRADING LLC

                                   By: /s/ Ann E. Morris
                                      ------------------------------------------
                                      Title: Assistant Vice President

                                   SL LOANS I LIMITED
                                      By: Highland Capital Management, L.P.
                                           As Collateral Manager

                                   By: /s/ Louis Koven
                                      ------------------------------------------
                                      Title: Executive Vice President-CFO

                                   HIGLAND LEGACY LIMITED
                                      By: Highland Capital Management, L.P.
                                           As Collateral Manager

                                   By: /s/ Louis Koven
                                      ------------------------------------------
                                      Title: Executive Vice President-CFO

                                   HIGHLAND OFFSHORE PARTNERS, L.P.
                                      By: Highland Capital Management, L.P.
                                           As Collateral Manager

                                   By: /s/ Louis Koven
                                      ------------------------------------------
                                      Title: Executive Vice President-CFO

                                   COPERNICUS CDO EURO-I, B.V.
                                      By: ING Capital Advisors LLC,
                                           As Collateral Manager

                                   By: /s/ Mark M. O'Shaughnessy
                                      ------------------------------------------
                                      Title: Vice President

                                   ING PRIME RATE TRUST
                                      By: ING Investments, LLC
                                           As its Investments Manager

                                   By: /s/ Jason Groom
                                      ------------------------------------------
                                      Title: Vice President

                                   MAPLEWOOD (CAYMAN) LIMITED
                                      By: David L. Babson & Company Inc., under
                                      delegate Company as Investment Manager

                                   By: /s/ Mary Stewart Law
                                      ------------------------------------------
                                      Title: Managing Director

                                   MAPLEWOOD (CAYMAN) LIMITED
                                      By: David L. Babson & Company Inc., under
                                      delegate Company as Investment Manager

                                   By: /s/ Mary Stewart Law
                                      ------------------------------------------
                                      Title: Managing Director

                                   SUFFIELD CLO, LIMITED
                                      By: David L. Babson & Company Inc.,
                                           AS Collateral Manager

                                   By: /s/ Mary Stewart Law
                                      ------------------------------------------
                                      Title: Managing Director

                                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                      By: David L. Babson & Company Inc.,
                                           AS Investment Advisor

                                   By: /s/ Mary Stewart Law
                                      ------------------------------------------
                                      Title: Managing Director

                                   SIMSBURY CLO, LIMITED
                                      By: David L. Babson & Company Inc., under
                                      delegate authority from Massachusetts
                                      Mutual Life Insurance Company as
                                      Collateral Manager

                                   By: /s/ Mary Stewart Law
                                      ------------------------------------------
                                      Title: Managing Director

                                   OPPENHEIMER SENIOR FLOATING RATE

                                   By: /s/ Bill Campbell
                                      ------------------------------------------
                                      Title: Manager

                                   DEBT STRATEGIES FUNDING, INC.

                                   By: /s/ Jaimin Patel
                                      ------------------------------------------
                                      Title: Authorized Signatory

                                   LONGHORD CDO (CAYMAN) LTD.
                                        By: Merrill Lynch Investment Mangers,
                                            L.P. as Investment Advisor

                                   By: /s/ Jaimin Patel
                                      ------------------------------------------
                                      Title: Authorized Signatory

                                   MASTER SENIOR FLOATING RATE TRUST

                                   By: /s/ Jaimin Patel
                                      ------------------------------------------
                                      Title: Authorized Signatory

                                   MERILL LYNCH SENIOR FLOATING RATE FUND, INC.

                                   By: /s/ Jaimin Patel
                                      ------------------------------------------
                                      Title: Authorized Signatory

                                   SENIOR HIGH INCOME PORTFOLIO, INC.

                                   By: /s/ Jaimin Patel
                                      ------------------------------------------
                                      Title: Authorized Signatory

                                   MORGAN STANLEY PRIME INCOME TRUST

                                   By: /s/ Sheila A. Finnerty
                                      ------------------------------------------
                                      Title: Executive Director

                                   PPM SHADOW CREEK FUNDING TRUST

                                   By: /s/ Ann E. Morris
                                      ------------------------------------------
                                      Title: Authorized Agent

                                   ADDISON CDO, LIMITED (ACCT 1279)
                                      By: Pacific Investment Management Company
                                          LLC As its Investment Advisor

                                   By: /s/ Mohan V. Phansalkar
                                      ------------------------------------------
                                      Title: Executive Vice President

                                   CAPTIVA IV FINANCE LTD. (ACCT 1275)
                                      as advised by Pacific Investment
                                      Management

                                   By: /s/ David Dyer
                                      ------------------------------------------
                                      Title: Director

                                   DELANO COMPANY (ACCT 274)
                                      By: Pacific Investment Management Company
                                          LLC As its Investment Advisor

                                   By: /s/ Mohan V. Phansalkar
                                      ------------------------------------------
                                      Title: Executive Vice President

                                   JISSEKIKUN FUNDING, LTD. (ACCT 1288)
                                      By: Pacific Investment Management Company
                                          LLC
                                          As its Investment Advisor

                                   By: /s/ Mohan V. Phansalkar
                                      ------------------------------------------
                                      Title: Executive Vice President

                                   ROYALTON COMPANY (ACCT 280)
                                      By: Pacific Investment Management Company
                                          LLC As its Investment Advisor

                                   By: /s/ Mohan V. Phansalkar
                                      Title: Executive Vice President

                                   SAN JOAQUIN CDO I LIMITED (#1282)
                                      By: Pacific Investment Management Company
                                          LLC As its Investment Advisor

                                   By: /s/ Mohan V. Phansalkar
                                      ------------------------------------------
                                      Title: Executive Vice President

                                   SEQUILS-MAGNUM, LTD. (#1280)
                                      By: Pacific Investment Management Company
                                          LLC As its Investment Advisor

                                   By: /s/ Mohan V. Phansalkar
                                      ------------------------------------------
                                      Title: Executive Vice President

                                   SEABOARD CLO 200LTD.
                                      By: ORIX Capital Markets, LLC
                                           As Collateral Manager

                                   By: /s/ Sheppard H.C. David, Jr.
                                      ------------------------------------------
                                      Title: Managing Directory

                                   STANFIELD CLO, LTD.
                                      By: Stanfield Capital Partners LLC
                                           As its Collateral Manager

                                   By: /s/ Christopher A. Bondy
                                      ------------------------------------------
                                      Title: Partner

                                   STANFIELD/RFM TRANSATLANTIC CDO, LTD.
                                      By: Stanfield Capital Partners LLC
                                           As its Collateral Manager

                                   By: /s/ Christopher A. Bondy
                                      ------------------------------------------
                                      Title: Partner

                                   WINDSOR LOAN FUNDING, LIMITED
                                      By: Stanfield Capital Partners LLC
                                           As its Investment Manager

                                   By: /s/ Christopher A. Bondy
                                      ------------------------------------------
                                      Title: Partner

                                   STANFIELD ARBITRAGE CDO, LTD.
                                      By: Stanfield Capital Partners LLC
                                           As its Collateral Manager

                                   By: /s/ Christopher A. Bondy
                                      ------------------------------------------
                                      Title: Partner

                                   STANFIELD ARBITRAGE CDO, LTD.
                                      By: Stanfield Capital Partners LLC
                                           As its Collateral Manager

                                   By: /s/ Christopher A. Bondy
                                      ------------------------------------------
                                      Title: Partner

                                   HAMILTON CDO, LTD.
                                      By: Stanfield Capital Partners LLC
                                           As its Collateral Manager

                                   By: /s/ Christopher A. Bondy
                                      ------------------------------------------
                                      Title: Partner

                                   STEIN ROE FLOATING RATE LIMITED LIABILITY
                                      COMPANY

                                   By: /s/ James R. Fellows
                                      ------------------------------------------
                                      Title: Senior Vice President
                                             Stein Roe & Farnham Incorporated,
                                             as Advisor to the Stein Roe
                                             Floating Rate Limited Liability
                                             Company

                                   LIBERTY-STEIN ROE ADVISOR FLOATING RATE
                                      ADVANTAGE FUND
                                      By: Stein Roe & Farnham Incorporated
                                           as Advisor

                                   By: /s/ James R. Fellows
                                      ------------------------------------------
                                      Title: Senior Vice President
                                             Sr. Vice President & Portfolio
                                             Manager

                                   THE SUMITOMO TRUST & BANKING CO., LTD,
                                      NEW YORK BRANCH

                                   By: /s/ Frances E. Wynne
                                      ------------------------------------------
                                      Title: Vice President

                                   TORONTO DOMINION (NEW YORK), INC.

                                   By: /s/ Susan K. Strong
                                      ------------------------------------------
                                      Title: Vice President

                                   TRAVELERS COPORATE LOAN FUND INC.
                                      By: Travelers Asset Management
                                          International Company, LLC

                                   By: /s/ Matthew J.McInerny
                                      ------------------------------------------
                                      Title: Assistant Investment Officer

                                   COLUMBUS LOAN FUNDING LTD.
                                      By: Travelers Asset Management
                                          International Company, LLC

                                   By: /s/ Matthew J.McInerny
                                      ------------------------------------------
                                      Title: Assistant Investment Officer

                                   TRAVELERS INSURANCE COMPANY

                                   By: /s/ Matthew J.McInerny
                                      ------------------------------------------
                                      Title: Assistant Investment Officer

                                   TRSI LLC

                                   By: /s/ Rosemary Dunne
                                      ------------------------------------------
                                      Title: Attorney-in-Fact

                                   WACHOVIA BANK, N.A.

                                   By: /s/ Scott Gizaukanst
                                      ------------------------------------------
                                      Title: Associate

Acknowledged and Agreed:

AMERISTAR CASINO VICKSBURG, INC.,
AMERISTAR CASINO COUNCIL BLUFFS, INC.,
CACTUS PETE'S INC.,
A.C. FOOD SERVICES, INC.,
AMERISTAR CASINO ST. LOUIS, INC.,
AMERISTAR CASINO KANSAS CITY, INC.,
AMERISTAR CASINO ST. CHARLES, INC.
AMERISTAR CASINO LAS VEGAS, INC.



By: /s/ Thomas Steinbauer
    -------------------------------
    Title: Vice President